CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Bioanalytical Systems, Inc. and its subsidiaries on Form S-8 of our report dated December 27, 2007 on the consolidated financial statements of Bioanalytical Systems, Inc. appearing in the 2007 Form 10-K of Bioanalytical Systems, Inc and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath, LLP
Crowe Horwath, LLP
Indianapolis, IN
September 30, 2008